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                                                                  EXHIBIT 10.153


                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER ("Amendment"), dated as of February 17, 2006, by and among Delta Petroleum Corporation, a Delaware corporation ("Parent") and the surviving entity in a reincorporation merger with Delta Petroleum Corporation, a Colorado corporation ("Delta-Colorado"), DPCA LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent ("Subsidiary"), and Castle Energy Corporation, a Delaware corporation (the "Company"), amends that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 8, 2005, among Delta-Colorado, Parent, Subsidiary, and the Company. Terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                                    RECITALS

         WHEREAS, the Parties desire to amend the Merger Agreement to reflect the changes specifically set forth below.

                                    AGREEMENT

         NOW, THEREFORE, in accordance with Section 7.4 of the Merger Agreement, the Parties hereby agree as follows:

                  1. Section 1.7(e) of the Merger Agreement is hereby amended and restated in its entirety as follows:

                       "(e) Fractional Shares.

                        (i) No fractional shares of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of shares of Company Common Stock otherwise entitled to a fractional share of Parent Common Stock will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 1.7(e), a cash payment of the fair value of such fractional shares of Parent Common Stock. The fair value of the fractional shares to be paid shall equal such holder's proportionate interest, if any, in the proceeds from the sale by Parent or its designees in one or more transactions of shares of Parent Common Stock equal to the excess of (x) the aggregate number of shares of Parent Common Stock to be delivered to the Exchange Agent by Parent pursuant to Section 1.7(a) over (y) the aggregate number of whole shares of Parent Common Stock to be distributed to the holders of Stock Certificates pursuant to Section 1.7(b) (such excess being herein called the "Excess Shares"). As soon as practicable after the Effective Time, Parent or its designees, as agent for the holders of the Stock Certificates representing shares of Company Common Stock, shall sell the Excess Shares at then prevailing prices on the NASDAQ National Market System ("NASDAQ") in round lots to the extent practicable.

                        (ii) Parent shall deposit the proceeds from the sale of the Excess Shares with the Exchange Agent. The Exchange Agent shall hold such proceeds in trust for the holders of shares of Company Common Stock (the "Common Shares Trust"). The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of shares of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of shares of Company Common Stock would otherwise be entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of shares of Company Common Stock would otherwise be entitled.
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                        (iii) As soon as practicable after the determination of
         the amount of cash, if any, to be paid to holders of shares of Company Common Stock in lieu of any fractional shares of Parent Common Stock, the Exchange Agent shall make available such amounts to such holders of shares of Company Common Stock without interest, subject to and in accordance with this Section 1.7."

                  2. Section 7.1(b) of the Merger Agreement shall be amended by deleting "April 1, 2006" and replacing it with "May 1, 2006".

                  3. Except as modified by this Amendment, the Merger Agreement shall remain in full force and effect.

                  4. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  5. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement. If any party hereto elects to execute and deliver a counterpart signature page by means of facsimile transmission, it shall deliver an original of such counterpart to each of the other parties hereto within ten days of the date hereof, but in no event will the failure to do so affect in any way the validity of the facsimile signature or its delivery.

                             [Signature page follow]

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                  IN WITNESS WHEREOF, the Company, Parent and Subsidiary have caused this Amendment to be executed as of the date first written above.

                              DELTA PETROLEUM CORPORATION,
                              A DELAWARE CORPORATION

                              By:  /s/ Roger A. Parker
                                   --------------------------------------------
                              Name:  Roger A. Parker
                              Title: CEO


                              DPCA LLC
                              By: Delta Petroleum Corporation, its Sole Member

                              By:  /s/ Roger A. Parker
                                   --------------------------------------------
                              Name:  Roger A. Parker
                              Title: CEO


                              CASTLE ENERGY CORPORATION

                              By:  /s/ Richard E. Staedtler
                                   --------------------------------------------
                              Name:  Richard E. Staedtler
                              Title:  Chief Executive Officer






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